Registration Number:  333-36058

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                SEVENTH AMENDMENT


                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BLUE THUNDER CORP.
                            ------------------------
                             (Name of small business
                             issuer in its charter)

     Delaware                         6770                     06-1573316
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
 or jurisdiction              Classification Code Number)   Identification No.)
 of organization)

        64-34 79th Street, Middle Village, New York, 11379 (718)326-4286

         (Address and telephone number of principal executive offices)

        64-34 79th Street, Middle Village, New York, 11379 (718)326-4286

(Address of principal place of business or intended principal place of business)

  Sheila G. Corvino Esq., 811 Dorset West Road, Dorset, VT 05251 (802) 867-0112

          (Name, address, and telephone number of agent for service)

     Copies to:
     Sheila Corvino, Esq.
     811 Dorset West Road
     Dorset, Vermont 05251
     Phone: (802) 867-0112
     Fax:   (802) 867-2468

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

                         CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed
      Title of                             Maximum      Maximum
   Each Class of              Amount      Offering     Aggregate    Amount of
 Securities Being             Being       Price Per    Offering   Registration
    Registered              Registered     Unit (1)     Price(1)       Fee

Shares of Common Stock
Contained in Units          2,000,000        $ 0.02   $   40,000    $    10.56

"A" Warrants                2,000,000             0            0             0

Shares of Common Stock
Underlying "A" Warrants     2,000,000           .20      400,000        105.60

"B" Warrants                2,000,000             0            0             0

Shares of Common Stock
Underlying "B" Warrants     2,000,000           .30      600,000        158.40

"C" Warrants                2,000,000             0            0             0

Shares of Common Stock
Underlying "C" Warrants     2,000,000           3.00   6,000,000      1,584.00
                                                       ----------    ----------
TOTAL                                                 $7,040,000    $ 1,858.56

     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Part I.    Information Required in Prospectus

Item

No.        Required Item                         Location or Caption
----       -------------                         --------------------

1.         Front of Registration Statement
           and Outside Front Cover of
           Prospectus                            Front of Registration
                                                 Statement and Outside
                                                 Front Cover of Prospectus

2.         Inside Front and Outside Back
           Cover Pages of Prospectus             Inside Front Cover Page
                                                 of Prospectus and Outside
                                                 Front Cover Page of
                                                 Prospectus

3.         Summary Information and Risk
           Factors                               Prospectus Summary;
                                                 Risk Factors

4.         Use of Proceeds                       Use of Proceeds

5.         Determination of Offering
           Price                                 Front Cover Page;
                                                 Plan of Distribution

6.         Dilution                              Dilution

7.         Selling Security Holders              Not Applicable

8.         Plan of Distribution                  Plan of Distribution

9.         Legal Proceedings                     Legal Proceedings

10.        Directors, Executive Officers,
           Promoters and Control Persons         Management



11.        Security Ownership of Certain
           Beneficial Owners and Management      Principal Stockholders

12.        Description of Securities             Description of Securities

13.        Interest of Counsel                   Legal Matters

14.        Disclosure of Commission Position
           on Indemnification for Securities
           Act Liabilities                       Statement as to
                                                 Indemnification

15.        Organization Within Last
           Five Years                            Management; Certain
                                                 Transactions

16.        Description of Business               Proposed Business

17.        Management's Discussion
           and Analysis or Plan of
           Operation                             Proposed Business -

                                                 Plan of Operation

18.        Description of Property               Proposed Business

19.        Certain Relationships and Related
           Transactions                          Certain Transactions

20.        Market for Common Stock and
           Related Stockholder Matters           Front Cover Page;
                                                 Market for Our
                                                 Common Stock;
                                                 Plan of Distribution

21.        Executive Compensation                Remuneration

22.        Financial Statements                  Financial Statements

23.        Changes in and Disagreements
           with Accountants on Accounting
           and Financial Disclosure              Not Applicable

Subject to completion: Dated May 23, 2001


PROSPECTUS

Initial Public Offering

                                BLUE THUNDER CORP.

                         2,000,000 UNITS OF COMMON STOCK

                                  $.02 PER UNIT

     Blue Thunder Corp. is a start-up company organized in the State of Delaware to pursue a business combination.

     We are offering these units through our president, Edward Reilly, without the use of a professional underwriter. We will not pay commissions on unit sales.

     This offering will expire 90 days from the date of this prospectus.

     This is our initial public offering; and no public market currently exists for our shares. The offering price may not reflect the market price of our units after this offering.

                              -------------------

     This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See "Risk Factors" beginning on page 4.

                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------

Offering Information

                                                  Per unit          Total
                                                  --------        -----------
Initial public offering price                      $ .02          $ 40,000.00
Underwriting discounts/commissions (1)             $ .00          $       .00
Estimated offering expenses (1)                    $ .00          $       .00
Net offering proceeds to
  Blue Thunder Corp.                               $ .02          $ 40,000.00(1)




     (1) Does not include offering costs, including filing, printing, legal, accounting, transfer agent and escrow agent fees estimated at $26,000.

The date of this prospectus is May 23, 2001

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
Prospectus Summary.............................................

Limited State Registration.....................................

Summary Financial Information..................................

Risk Factors...................................................

Your Rights and Substantive Protection Under Rule 419..........

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................
     History and organization..................................
     Operations................................................
     Evaluation of business combinations ......................
     Business combinations.....................................
     Finding a business........................................
     Regulation................................................
     Employees.................................................
     Facilities................................................

Plan of Operation..............................................

Related Party Transactions.....................................

Description of Securities......................................
     Common stock..............................................
     Preferred stock...........................................
     Redeemable common stock purchase warrants.................
     Future financing..........................................
     Reports to stockholders...................................
     Dividends.................................................
     Transfer agent............................................

Shares Eligible for Future Sale................................

Management.....................................................
     Information...............................................
     Conflicts of interest.....................................
     Remuneration..............................................
     Management involvement....................................
     Prior blank check company involvement.....................
     Management control........................................

Statement as to Indemnification................................

Principal Stockholders.........................................

Certain Transactions...........................................

Where You Can Find More Information............................

Market for our Common Stock....................................

Plan of Distribution...........................................
     Conduct of thus offering..................................

     Arbitrary determination of offering price.................
     Possible lack of market for your shares...................
     Method of subscribing.....................................
     Expiration date...........................................

Legal Proceedings..............................................

Legal Matters..................................................

Experts........................................................

Financial Statements...........................................

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, you must not rely on such information or representations as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, we will file a post-effective amendment. We reserve the right to reject any order, in whole or in part, for the purchase of any of the securities offered.

     Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares or warrants constituting the units, whether or not participating in this distribution, may be required to deliver a prospectus.

                               PROSPECTUS SUMMARY

     We are a blank check company subject to Rule 419 under the Securities Act of 1933. We were organized as a vehicle to acquire or merge with an operating business. We have no present plans, proposals, agreements, arrangements or understandings to acquire or merge with any specific business or company nor have we identified any specific business or company for investigation and evaluation for a merger with us.

     Since our organization, our activities have been limited to the sale of initial shares for our organization and our preparation in producing a registration statement and prospectus for our initial public offering. We will not engage in any substantive commercial business following this offering. Our address is 64-34 79th Street, Middle Village, New York, 11379 and our telephone number is (718)326-4286.

 The Offering


Securities                         offered 2,000,000 units each consisting of
                                   one share of our common stock, $0.001 par value, one class A warrant, one class B warrant and one class C warrant. (1)

Offering price                     $.02 per unit.

Offering proceeds                  $40,000

Expiration date                    The  offering  will  expire 90  days from the
                                   date of this prospectus.

Common stock outstanding
prior to the offering              2,550,000 shares

Common stock to be
outstanding after the offering     4,550,000 shares

Warrants to be outstanding
after the offering                 2,000,000 class A warrants;
                                   2,000,000 class B warrants;
                                   2,000,000 class C warrants.

     (1) The warrants are exercisable into shares of our common stock until two years after the date of this prospectus as follows:

Class                           Exercise price       Net proceeds from exercise
-----                           --------------       --------------------------
Class A                         $  .20 per share             $   400,000
Class B                         $  .30 per share             $   600,000
Class C                         $ 3.00 per share             $ 6,000,000


Limited State Registration


     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares or warrants in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell units to investors who reside in foreign countries. In that event, we will register or qualify the sale of our units in such country unless an exemption from registration or qualification is available. We intend to offer our securities to residents of the Province of British Columbia, Canada. The sale to residents of British Columbia, so long the offering is sold to fewer than 50 subscribers, excluding officers, directors and employees, is exempt from registration.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                      From February 2, 2000
                                       to March 31, 2001
                                          (unaudited)

                                      -----------------------
Statement of Income Data:

Net Sales                                  $          0
Net profit (Loss)                          $    (23,021)
Net Loss Per Share                         $      (0.01)
Shares Outstanding at 3/31/2001                2,550,000

                                               As of
                                          March 31, 2001
                                           (unaudited)

                                         -----------------
Balance Sheet Data

Cash                                       $     2,479
Working Capital                            $     2,479
Total Assets                               $     2,479
Long Term Debt                             $         0
Total Liabilities                          $         0
Total Shareholders' Equity                 $     2,479

                                  RISK FACTORS

You may not have  access  to your  funds  for up to 18  months  the date of this prospectus; if returned you will not get interest on your funds.


     If we are unable to locate an acquisition candidate meeting our acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds is returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds, including the total exercise price of the class A, class B, and class C warrants.

If a sufficient  number of investors do not  reconfirm  their  investments,  the business  combination  will  not be  closed  and you  will  not be  issued  your securities.


     A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In that event, none of the securities held in escrow will be distributed and the funds will be returned to you on a proportionate basis.

Management does not devote full time to the company and we may  end up missing a target opportunity.


     Our directors and officers are, in their individual capacities, officers, directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. Edward Reilly, our president, treasurer and a director, and Bridget Vasile, our secretary and a director, are engaged in outside business activities, and the amount of time each of them will devote to our business will only be about five (5) to twenty (20) hours per month. Each officer and director has a potential conflict of interest including allocation of time between us and such other business entities. As a result of the lack of time allocated to our company, we may miss the opportunity to identify and acquire a target company.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of offering proceeds and certificates


     Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and certificates representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

     -- First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

     -- Second, we must file a post-effective amendment to our registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     -- Third, we must mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

     -- After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds to us and the certificates to you and our investors.


     Accordingly, we have entered into an escrow agreement with Chittenden Bank, 2 Burlington Square, P.O. Box 820, Burlington, Vermont 05402 which provides that:


     -- The proceeds are to be deposited promptly upon receipt into the escrow account maintained by the escrow agent. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we do intend to release these funds. The funds and stock dividends, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

     -- All securities issued in this offering and any other securities issued to investors as a result of their ownership of the offered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

     -- Rule 419 allows for warrants, convertible securities or other derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account. However, you and other warrant holders may not
          exercise  your  warrants  until  the  acquisition  is  complete,   the
          post-effective amendment is effective, and the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

Prescribed acquisition criteria


     Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds, including the total exercise price of the warrants, must elect to reconfirm their investment. Thus, for purposes of the offering, the fair value of the business or assets to be acquired must be at least $5,632,000 (80% of $7,040,000).

Post-effective amendment


     Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

Reconfirmation offer


     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     -- The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     -- Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     -- If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends held in the escrow account on that investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     --   The  acquisition  will be closed only if a minimum number of investors
          representing   80%  of  the  units  sold,  elect  to  reconfirm  their
          investments.

     -- If a closed acquisition has not occurred by --------- , 2002 (18 months from the date of this prospectus), the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of certificates and funds


     The funds will be released to us, and the securities will be released to you, only after:

     -- The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     -- We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of the warrants, and has filed the required post-effective amendment.

     --   The post-effective amendment has been declared effective.

     --   We  have   satisfied   all  of  the   prescribed   conditions  of  the
          reconfirmation offer.

     -- The acquisition of the business with a fair value of at least 80% of the maximum proceeds, including the total exercise price of the warrants has closed.

                                    DILUTION

     The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.


     Our net tangible book value as of March 31, 2001 was $2,479. Our net tangible book value per share was $0.001. Net tangible book value represents our net tangible assets which are our total tangible assets less our total liabilities. The public offering price per unit (each unit containing one share of common stock) is $0.02 represents both gross and net proceeds per share as all expenses of the offering are being pai9d from funds in our treasury. The pro forma net tangible book value after the offering will be $42,479. The pro forma net tangible book value per share after the offering will be $0.011 per share. The shares (contained in the units) purchased by investors in the offering will be diluted $0.009 or 45%. As of March 31, 2001, there were 2,550,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.


     The following table illustrates the dilution which will be experienced by investors in the offering:


Public offering price per unit (containing one share) ...........      $ 0.020
Net tangible book value per share before offering................      $ 0.001
Pro-forma net tangible book value per share after offering.......      $ 0.009
Pro-forma increase per share attributable to offered shares......      $ 0.008
Pro-forma dilution to public investors...........................      $ 0.011


     The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the units (each unit containing one share) by the public investors as compared to the total consideration paid by our present stockholders.

                               Approximate                        Approximate
                               Percentage                        Percentage
Public          Shares         Total Shares         Total            Total
Stockholder     Purchased      Outstanding      Consideration    Consideration


New Investors   2,000,000          44.0%         $  40,000          61.5%

Existing
Shareholders    2,550,000*         56.0%         $  25,500          38.5%


* We sold 2,550,000 shares of common stock prior to the offering at $.01 per share. These shares are not being registered.

                                 USE OF PROCEEDS

     Both gross and net proceeds of this offering will be $40,000.00 as all costs associated with this offering have been or will be paid from funds presently in our treasury.

     Rule 419, prior to the reconfirmation of this offering, permits 10% of the funds ($4,000.00) to be released from escrow to us. We intend to request release of these funds. This offering is contingent on the entire offering being subscribed to and will be sold on a first come, first served basis. If subscriptions exceed the amount being offered, these excess subscriptions will be promptly refunded without deductions for commissions or expenses. Accordingly, we will receive these funds in the event a business combination is closed in accordance with Rule 419.

     Under Rule 419, after the reconfirmation offer and the closing of the business combination, and assuming the successful completion of this offering, $36,000.00, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us. In the event we need funds in excess of $4,000.00 to find a suitable business entity, our management has agreed to advance any additional funds required. Neither our company nor the combined entity will repay our management for any such advances nor will management receive any additional equity. Percentage of net proceeds Amount of the offering ------------------------------------- Escrowed funds pending Business combination (1)(2) $36,000.00 90%

     (1) All escrowed funds will be given to the acquisition candidate for working capital.

     (2) Offering proceeds of $40,000.00 will be held in escrow pending a business combination less the release to us of 10% of these funds under Rule 419. No compensation will be paid or due or owing to any present officer or director.

     The proceeds received in this offering will be put into the escrow account pending closing of a business combination and reconfirmation. Such funds will be in an insured depository institution account.

                                 CAPITALIZATION


     The following table sets forth our capitalization as of March 31, 2001.

                                               March 31, 2001

                                            --------------------
Long-term debt                                     $      0

Stockholders' equity:
Common stock, $.001 par value;
authorized 50,000,000 shares,
issued and outstanding
2,550,000 shares;                                 $   2,550
Preferred stock, $.001 par value;
authorized 5,000,000 shares,
issued and outstanding -0-.

Additional paid-in capital                        $  22,950

Deficit accumulated during

the development period                            $ (23,021)

                                                -----------

Total stockholders' equity                        $   2,479

                                                -----------

Total capitalization                              $   2,479



                                PROPOSED BUSINESS

History and organization


     We were organized under the laws of the State of Delaware on February 2, 2000. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have not engaged in any preliminary efforts intended to identify possible business combination and have neither conducted negotiations concerning nor entered into a letter of intent concerning any such acquisition candidate.

     Our initial public offering will comprise 2,000,000 units, each composed of one share of common stock and three common stock purchase warrants, at a purchase price of $0.02 per unit.

     We are filing this registration statement in order to initiate a public offering for our securities

Operations


     We were organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engage in a business combination presented to us by persons or firms who or which desire to employ our funds in their business or who seek the perceived advantages of a publicly-held corporation. Our principal business objective will be to seek long-term growth potential in a business combination rather than to pursue immediate, short-term earnings. We will not restrict our search to any specific business, industry or geographical location and, thus, may acquire any type of business located in the United States or abroad.

     We do not currently engage in any business activities that provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in the treasury. Cost overruns will be borne by management who will not be repaid nor receive any additional equity. Persons purchasing units in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Our proposed business is sometimes referred to as a "blank check" company because you will entrust your investment monies to our management before they have a chance to analyze any ultimate use to which this money may be put. Under Rule 419, as a prospective investor, you will have an opportunity to evaluate the specific merits or risks only of the business combination that management decides to enter into.

     We may seek a business combination with firms which:

     --   have recently commenced operations,

     -- are developing companies in need of additional funds for expansion into new products or markets,

     --   are seeking to develop a new product or service, or

     -- are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital.

     A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for our shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as:

     --   time delays,

     --   significant expense,

     --   loss of voting control, or

     --   compliance with various federal and state securities laws.

     We will not acquire a candidate unless the fair value of the acquisition candidate represents 80% of the maximum offering proceeds, including the total exercise price of the warrants. Our board of directors will review financial, operational, technological, marketing and management data and projections of the candidate and will use its best judgment to determine its fair market value.

     Based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over us in order to avoid tax consequences or to have complete authority to manage the business, we intend to combine with just one acquisition candidate. This lack of diversification should be considered a substantial risk in investing in us because we will not permit us to offset potential losses from one venture against gains from another.

     Upon closing of a business combination, we anticipate that there will be a change in control which will result in the resignation of our present officer and director.

     Our officers and directors have had no preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any acquisition candidate that is selected may be a financially unstable company or an entity in an early stage of development or growth, including entities without established records of sales or earnings. Accordingly, we may become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. We will not purchase the assets of any company which is beneficially owned by any of our officers, directors, promoters, affiliates or associates. Although management will endeavor to evaluate the risks inherent in an acquisition candidate, there can be no assurance that we will properly ascertain or assess all significant risks.

     We anticipate that the selection of a business combination will be complex and extremely risky. Management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the benefit of a publicly traded corporation because of:

     --   general economic conditions,

     --   rapid technological advances being made in the Internet industry, or

     --   shortages of available capital;

     Such perceived benefit of a publicly traded corporation may include:

     -- facilitating or improving the terms on which additional equity financing may be sought;

     --   providing liquidity for the principals of a business;

     -- creating a means for providing incentive stock options or similar benefit to key employees; or

     -- providing liquidity, subject to restrictions of applicable statutes, for all shareholders.

Evaluation of business combinations


     The analysis of business combinations will be undertaken by us under the supervision of our officers and directors, who are not a professional business analysts.

     Because we will be subject to Section 13 or 15(d) of the Exchange Act, we will be required to furnish certain information about significant acquisitions, including audited financial statements for the business acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d), we intend on voluntarily filing such reports.

     Any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and your must, therefore, depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to us, it is possible that the promoters of an acquisition candidate have been unable to develop a going concern or that such business is in our development stage in that it has not generated significant revenues from its principal business activity prior to our merger or acquisition. There is a risk, even after the closing of a business combination and the related expenditure of our funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. The combination may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by us and, therefore, our shareholders.

Business combinations


     In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also purchase stock or assets of an existing business. The manner of the business combination will depend on:

     --   the nature of the acquisition candidate,

     --   the respective needs and desires of us and other parties,

     --   the management of the acquisition candidate opportunity and

     --   the relative negotiating strength of us and such other management

     You should note that any merger or acquisition closed by us can be expected to have a significant dilutive effect on our current shareholders and purchasers in this offering. On the closing of a business combination, the acquisition candidate will have significantly more assets than us; therefore, management plans to offer a controlling interest in us to the acquisition candidate. While the actual terms of a transaction to which we may be a party cannot be predicted, we may expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called tax-free reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, our shareholders, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management may choose to comply with these provisions. In addition, our directors and officers may, as part of the terms of the acquisition transaction, resign as director and officer. Management may retain shares of the common stock, unless those shares, as part of the terms of the acquisition transaction, are sought by an acquisition candidate.

     Management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or for a proposed business combination unless such a purchase is requested by an acquisition candidate as a condition to a merger or acquisition. Our officer and director has agreed to comply with this provision. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

     We anticipate that any securities issued in a reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, we may agree to register such securities either at the time the transaction is closed, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on such market.

     If at any time prior to the completion of this offering we enter negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

     We will not enter into a business combination with any company, which is in any way wholly or partially beneficially owned by any officer, director, promoter or affiliate or associate of us. Our officer and director have not approached and have not been approached by any person or entity with regard to any proposed business ventures to us. We will evaluate all possible business combinations brought to us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment, thereby allowing the investors the opportunity to fully evaluate the business combination.

     We have adopted a policy that we will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees.

     We will remain an insignificant player among the firms that engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a large number of other small public, blank check companies located throughout the United States.

Finding a business combination


     Our management will actively search for potential acquisition candidates through Internet websites where companies post their intentions to be acquired. We will also solicit recommendations for possible businesses from friends and business associates. We may also decide to advertise our intention to acquire a company through advertisements in financial publications. The cost of advertising, if any, will be paid by management.

Employees


     We presently have no employees. Our officers and directors are engaged in outside business activities, and the amount of time each will devote to our business will only be between five (5) and twenty (20) hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities


     We are presently using the office of our president, Edward Reilly, at no cost, as our office, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

                                PLAN OF OPERATION

     We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. Our expenses to date which have been funded by our current shareholders, through their purchases of our common stock, are $20,000 plus the $1,858.56 SEC filing fee. Neither our founding stockholders nor our management will be reimbursed for our expenses to date. Our expenses have included a $10,000 fee to Next Millennium Ltd., a non-affiliated management company located in Vancouver, British Columbia, Canada, which provides management advice to emerging companies seeking access to the public markets. Next Millennium Ltd. assisted our company in structuring our offering, interfaced with auditors and attorneys and performed additional administrative duties.


     Substantially all of our expenses that will be funded from the money in our treasury or if additional funds are required that may be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has agreed to fund our cash requirements until an acquisition is closed. No repayment is expected or required by us. We will have sufficient funds to satisfy our cash requirements and do not expect to have to raise additional funds during the entire Rule 419 escrow period of up to 18 months from the date of this prospectus. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of this offering, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

     In the event the proceeds of this offering are not sufficient to enable us successfully to fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of this offering and the possibility for additional funding through warrant exercise will be sufficient and therefore do not expect to issue any additional securities before we consummate a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan. Further, the escrowed funds will not be used to pay back any loan incurred by us. If we require additional financing, there is no guarantee that financing will be available to us or, if available, that such financing will be on acceptable terms acceptable.

                           RELATED PARTY TRANSACTIONS

     A conflict of interest may arise between management's personal financial benefit and management's fiduciary duty to you. Any remedy available under the laws of Delaware, if management's fiduciary duties are compromised, will most likely be prohibitively expensive and time consuming.

     Neither our officers, director, promoters and or other affiliates of us, have had any preliminary contact or discussions with any representative of any other company or business regarding the possibility of an acquisition or merger with us.

     Our directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Edward Reilly and Bridget Vasile are engaged in business activities outside of us, and the amount of time they will devote to our business will only be about five (5) to twenty (20) hours each per month. There exists potential conflicts of interest including allocation of time between us and such other business entities.

     Management is not aware of any circumstances under which the policies described in this section, or any other section, of this prospectus, through their own initiative, may be changed.

                            DESCRIPTION OF SECURITIES

Authorized capital stock under our       Shares of capital stock outstanding
certificate of incorporation             after successful completion of offering
----------------------------------       ---------------------------------------
50,000,000 shares of common stock        4,550,000 shares of common stock
5,000,000 shares of preferred stock      -0- shares of preferred stock

     In addition, there will be outstanding 2,000,000 class A warrants, 2,000,000 class B warrants, and 2,000,000 class C warrants after the successful completion of the offering.

     All significant provisions of our capital stock are summarized in this prospectus. However, the following description is not complete and is governed by applicable Delaware law and our certificate of incorporation and bylaws. We have filed copies of these documents as exhibits to the registration statement related to this prospectus.

     Common stock
     ------------

You have voting rights for your shares.


     You and all other common stockholders may cast one vote for each share held of record on all matters submitted to a vote. You have no cumulative voting rights in the election of directors. This means, for example, that if there are three directors up for election, you cannot cast 3 votes for one director and none for the other two directors.

You have dividend rights for your shares.


     You and all other common stockholders are entitled to receive dividends and other distributions when declared by our board of director out of the assets and funds available, based upon your percentage ownership of us. Delaware law prohibits the payment of any dividends where, after payment of the dividend, we would be unable to pay our debts as they come due in the usual course of business or our total assets would be less than the sum of our total liabilities plus any amounts the law requires to be set aside. We will not pay dividends. You should not expect to receive any dividends on shares in the near future, even after a merger. This investment is inappropriate for you if you need dividend income from an investment in shares.

You have rights if we go out of business.


     If we go out of business, you and all other holders of our common stock will be entitled to share in the distribution of assets remaining after payment of all money we owe to others and any priority payments, if any, required to be made to our preferred stockholders. Our board of directors, at its discretion, may authorize our company to borrow funds without your prior approval, which potentially further reduces the amount you would receive if we go out of business.

You  have no  right to  acquire  shares  of stock  based  upon  your  percentage ownership of our shares when we sell more shares of our stock to other people.


     We do not provide our stockholders with preemptive rights to subscribe for or to purchase any additional shares offered by us in the future. The absence of these rights could, upon our sale of additional shares of our common or preferred stock, result in a decrease in the percentage ownership that you hold or percentage of total votes you may cast.

     Preferred stock
     ---------------

     Our board of directors can issue preferred stock at any time with any legally permitted rights and preferences without your approval.

     Our board of director, without your approval, is authorized to issue preferred stock. They can issue different classes of preferred stock, with some or all of the following rights or any other legal rights they think are appropriate, such as:

     --   voting,

     --   dividend,

     --   required or optional repurchase by us,

     --   conversion into common stock, with or without additional payment and

     --   payments   preferred   stockholders   will   receive   before   common
          stockholders if we go out of business.

     The issuance of preferred stock could provide us with flexibility for possible acquisitions and other corporate purposes, but it also could render your vote meaningless because preferred stockholders could own shares with a majority of the votes required on any issue. Someone interested in buying our company may not follow through with their plans because they could find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding stock because we have issued preferred stock.

     Redeemable common stock purchase warrants
     -----------------------------------------

     You may exercise your warrants which are part of the units commencing the date the reconfirmation offer is completed for a period which expires two years from the date of this prospectus. Until then, the units, containing the shares and the warrants, cannot be broken. The class A Warrants are exercisable at $.20; the class B Warrants at $.30; and the class C Warrants at $3.00.

     We may redeem the class A or class B or the class C Warrants, at any time, for $0.001 per warrant under the following conditions:

     --   We must give you 30 days' prior written notice;

     -- The closing bid price of our common stock must be greater than the exercise price of the warrant

     +    by $.50 per share,
     +    for any 20 consecutive trading days and
     +    ending within ten days prior to the date of the notice of redemption.

     You may not exercise your warrants unless there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, you or a subsequent holder will be unable to exercise your warrants and they may become valueless. Moreover, if the shares of our common stock underlying your warrants are not registered or qualified for sale in the state in which a you reside, you might not be permitted to exercise your warrants. In addition, a call for redemption could force the you to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value.

     Immediately upon their release from escrow, we will deliver to you warrant certificates representing one class A, one class B and one class C warrant for each unit you purchased. You may exchange your warrant certificates for new certificates of different denominations, and you may either exercise or transfer your warrants. You may sell your warrants if a market exists rather than exercise them. However, we can offer no assurance that a market will develop or continue in the warrants. If we are unable to qualify the shares underlying warrants for sale in certain states, holders of the warrants who reside in those states will have no choice but to sell their warrants or allow them to expire.

     You may exercise your warrants

-- by completing the form of election on the back of the warrant certificate and

-- by surrendering the warrant certificate together with payment of the exercise price, to us or the warrant agent.

     You may exercise your warrants in whole or from time to time in part. If you exercise fewer than all of the warrants evidenced by a warrant certificate, we will have a new certificate issued for the number of unexercised warrants.

     As a warrantholder, you are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including:

     --   issuance of stock dividends,

     --   forward split of the common stock,

     --   recapitalization and

     --   merger into another company.

     If we merge, reorganize or are acquired in such a way as to terminate the warrants, you will receive notice of such an action and you may exercise them at any time prior our taking such action. If our company is liquidated, or wound up, you, as a warrant holder may not participate in our assets.

     For the life of the warrants, you and any subsequent holder are given the opportunity to profit from a rise in the market price of our common stock. However, if you or other holders exercise your warrants,

     --   the book value of our common stock will be diluted and

     --   the percentage ownership of then existing stockholders.

     The terms upon which we may obtain additional capital may be adversely affected during the warrant exercise period. You and other warrant holders would exercise them when we might be able to raise capital at higher prices than the exercise price of the warrants.

Reports to stockholders


     We intend to furnish annual reports containing our audited financial statements to all our stockholders as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends


     We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the search for an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is reconfirmed by our stockholders. However, we can give no assurance that even after we consummate a business combination, we will have earnings or issue dividends.

Transfer agent


     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Of the shares and warrants outstanding after this offering, the 2,000,000 shares, 2,000,000 class A warrants, 2,000,000 class B warrants and 2,000,000 class C warrants sold in this offering will have been registered with the SEC and can be freely resold.

     Generally, Rule 144 provides that directors, executive officers, and persons or entities that they control or who control them and other founding shareholders may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,550,000 outstanding shares cannot be sold pursuant to Rule 144, but must be registered.

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

Name                                 Age                      Position
------------------                   ---                 --------------------
Edward C. Reilly*                    40                  President, Treasurer
64-34 79th Street,                                          and a Director
Middle Village, New York
11379

Bridget Vasile                       25                  Secretary and a
365 Klondike Avenue                                         Director
Staten Island, New York
10314


*   May be deemed our "Promoter" as that term is defined under the Securities
    Act.

     Edward Reilly is a Medicare Specialist (Government Programs) for NYL CARE Health Plans in Astoria, NY since 1998. From 1987-1998, Mr. Reilly was a District Agent for The Prudential Life Insurance Company where he sold life, health, home, auto and annuity products. Mr. Reilly holds a B.S. in Finance degree from St. John's University, Jamaica, NY and is a New York State licensed insurance agent

    Bridget  Vasile has been the office  manager for Diplomat  Strategies in New

     York, NY since 1998. Diplomat Strategies is a financial public relations firm located at 45 Stations Plaza, Great Neck, New York. From 1996 to 1998, Ms. Vasile attended the College of Staten Island, Staten Island, New York. She received her associates degree from Saint Vincent's College, Staten, which she attended from 1993-1996.


     No member of our management has been or is currently affiliated or associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, to remove any conflict of interest, if any member of our management or any of our management becomes involved with the promotion of another blank check company in the future, each officer and director has orally agreed that we will first find and acquire a target company the other blank check company commences searching for an acquisition.

     A member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce any potential acquisition to us and in the event of the acquisition of a business in which any of our stockholders is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

Conflicts of interest


     No member of our management has been or is currently associated with any blank check company. Our management does not currently intend to promote other blank check entities. However, to remove any conflict of interest, if any member of our management or any of our management becomes involved with the promotion of another blank check company in the future, each officer and director has orally agreed that we will first find and acquire a target company before the other blank check company commences searching for an acquisition.

     A member of our management may be a stockholder in an acquired business. Pursuant to an oral agreement with the members of our management, our management will introduce any potential acquisition to us and in the event of the acquisition of a business in which any of our stockholders is an owner, the shares of the affiliated stockholder will be voted in the same proportion as shares of non-affiliated investors.

Remuneration


     None of our officers or directors has received or will receive remuneration of any nature. Our management does not intend to receive any compensation from the owners of the acquired company. We cannot predict the remuneration to be awarded management or your company after consummation of the acquisition.

     We will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

     --   consulting fees;

     --   finders' fees;

     -- sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof; and/or

     --   any  other  methods  of  payments  by  which   management  or  current
          shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.

     Our directors will hold office until the next annual meeting of stockholders and the election of their successors. Our directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at its discretion.

Executive compensation


     The following table sets forth all compensation awarded to, earned by, or paid for services rendered to us in all capacities since inception by our executive officers.

Summary compensation table

Long-term compensation awards

                          Annual Compensation

     Name and                     2000                   Number of Shares
Principal Position       Salary ($)   Bonus ($)       Underlying Options (#)
------------------       ----------   ---------       ----------------------
Edward Reilly,
  President and Treasurer $    -0-        -0-                    -0-
Bridget Vasile,
  Secretary                    -0-        -0-                    -0-

Management involvement


     We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of this offering, our management intends to contact business associates and acquaintances to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into.

Prior blank check companies involvement


     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders have been involved as principals of a blank check company.

Management control


     Our management may not divest themselves of ownership of our shares of common stock prior to the consummation of an acquisition or merger transaction. This policy is based on an unwritten agreement among management. Management is not aware of any circumstances under which such policy, through their own initiative, may be changed.

                         STATEMENT AS TO INDEMNIFICATION

     Our officers and directors are bound by the general standards for director provisions in the Delaware General Corporation Law. These provisions allow our director in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Delaware law limits our director's liability.

     We have agreed to indemnify our officers and directors, meaning that we will pay for damages they incur for properly acting as such. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the sale of the units in the offering, by (i) each person who is known by us to own beneficially more than 5% of our outstanding
Common Stock; (ii) each of our officers and directors; and (iii) all of our directors and officers as a group.

    Name/Address                    Shares of         Percent of     Percent of
    Beneficial                      Common Stock      Class Owned    Class Owned
    Owner                           Beneficially      Before         After
    Offering                        Owned             Offering       Offering

Edward Reilly (1)                     25,000            1.0%            0.6%
64-34 79th Street
Middle Village
NY 11379

Bridget Vasile                        25,000            1.0%            0.6%
365 Klondike Avenue
Staten Island
NY 10314

Christopher Knight(1)(3)             375,000           14.7%            8.2%
30 Beechknoll Road
Forest Hills, New York
11375

Allied Resources Inc.(1)(2)(5)       500,000           19.6%           11.0%
40 Exchange Place, Suite 1904B
New York, New York
10005

Bridgewater Resources Ltd.(1)(4)(5)  400,000           15.7%            8.8%
Par La Ville Place
14 Par La Ville Road
Hamilton Bermuda

Shorewood Stables Inc.(1)(3)(5)      500,000           19.6%           11.0%
30 Beechknoll Road
Forest Hills, NY 11375

Joseph Fabiilli (1)(2)               375,000           14.7%            8.2%
77-44 66th Rd.
Middle Village, New York
11379

Jerry Stefaniuk (1)                  350,000           13.7%            7.7%
3837 Hamber Place
North Vancouver, B.C.
Canada

Total Officers and Directors          50,000            2.0%            1.1%
(2 Persons)

(1) May be deemed "Promoters" as that term is defined under the Securities Act.

(2)  Joseph Fabiilli is President and sole stockholder of Allied Resources Inc.

(3)  Christopher  Knight is President and sole stockholder of Shorewood  Stables
     Inc.

(4) Arthur Jones is the sole stockholder of Bridgewater Resources Ltd. Mr. Jones is not otherwise affiliated with us.

(5) Privately owned companies, without any operating business, which hold securities for investment purposes.

     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

     The current stockholders have neither received nor will receive any extra or special benefits that were not or are not shared equally by all holders of shares of our common stock.

     The beneficial owners have sole voting and sole investment power over the shares of common stock they beneficially own.

                              CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on February 2, 2000. On March 29, 2000, we sold 2,550,000 shares of our common stock at $.01 per share, for a total cash consideration of $25,500.

     The following table sets forth information regarding all securities sold by us since our inception on February 2, 2000.
                                                          Aggregate
Class of             Date of    Title of     Number of    Purchase    Form of
Purchasers           Sale       Securities   Securities    Price   Consideration
----------------     ---------  ----------   ----------  --------  -------------
Edward Reilly       3/29/2000    Common        25,000     $ 250.00      Cash

Bridget Vasile      3/29/2000    Common        25,000     $ 250.00      Cash

Christopher
Knight(1)           3/29/2000    Common       375,000     $3,750.00     Cash

Allied
Resources Inc.(2)   3/29/2000    Common       500,000     $5,000.00     Cash

Bridgewater
Resources Ltd.(3)  3/29/2000     Common       400,000     $4,000.00     Cash

Shorewood
Stables Inc.(1)    3/29/2000     Common       500,000     $5,000.00     Cash

Joseph Fabiilli(2) 3/29/2000     Common       375,000     $3,750.00     Cash

Jerry Stefaniuk    3/29/2000     Common       350,000     $3,500.00     Cash

(1)  Christopher Knight is President and sole stockholder of Shorewood Stables
     Inc.

(2)  Joseph Fabiilli is President and sole stockholder of Allied Resources Inc.

(3)  Arthur Jones is the sole  stockholder  of  Bridgewater  Resources  Ltd.

     All sales were made in reliance on Section 4(2) of the Securities Act. These sales were made without general solicitation or advertising. Each purchaser was an sophisticated investor with access to all relevant information necessary to evaluate the investment and represented to the Registrant that the shares were being acquired for investment.

                          WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed a registration statement with the SEC on Form SB-2 to register the shares of our common stock and warrants constituting the units and the shares of common stock underlying the warrants. This prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits at public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. You may call the Commission at 1-800-SEC-0330 for further information. The registration statement is also available electronically on the World Wide Web at http:www.sec.gov.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and this offering.

                           MARKET FOR OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities
Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock and warrants which constitute the units remain in escrow. Stock and warrant certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419.

     We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock and warrant certificates from escrow. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf with any market maker concerning the participation of a market maker in the possible future trading market, for our common stock.

     Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions prior to the execution of an acquisition agreement. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

     We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,550,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,550,000 outstanding shares held by our founding stockholders cannot be sold pursuant to Rule 144, but must be registered. The holders of the restricted securities are entitled to certain piggyback registration rights which may only be exercised at our election. The exercise of such rights will enable the holders of the restricted securities to sell their shares prior to such date.

     We are offering 2,000,000 units comprised of shares of our common stock and two common stock purchase warrants at $0.02 per share. Dilution to the investors in this offering shall be approximately $0.009 per share.

                              PLAN OF DISTRIBUTION

Conduct of this offering


     This is a self-underwritten offering on an all or none basis. We offer the right to subscribe for 2,000,000 units at $.02 per unit. This offering will not close unless the entire offering amount is sold. We will accept subscriptions on a first come, first served basis. We will not pay any compensation to any person for the offer and sale of the units.

     Edward Reilly our president shall conduct this unit offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

     Although Mr. Reilly is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

     -- he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

     --   he will not be compensated in connection with the sale of our units;

     -- he will be not an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

--   he shall restrict his participation to the following activities:

    + preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

    + responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

     + performing ministerial and clerical work involved in effecting any transaction.

     As of the date of this prospectus, we have not retained a broker for the sale of securities being offered. In the event we retain a broker, who may be deemed an underwriter, we will file an amendment to our registration statement.

     Neither we nor anyone acting on our behalf including our stockholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in our securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our securities, nor do we have any plans to engage in such discussions. We do not intend to use consultants to obtain market makers. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise you to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Investors in this offering shall make their own decisions regarding whether to hold or sell their shares. We shall not exercise any influence over your decisions.

Arbitrary determination of offering price


     We arbitrarily determined the initial offering price of $.02 per unit, and it bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors we considered were:

     --   the lack of operating history;

     --   the proceeds to be raised by this offering;

     -- the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders; and

     --   the current market conditions in the over-the-counter market.

Possible Lack of Market for Your Shares


     Under Rule 419, all securities purchased in an offering by a blank check company, as well as securities issued for an offering to underwriters, promoters or others as compensation or otherwise, if any, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the closing of a merger or acquisition as provided for in Rule 419. There is no present market for our common stock and class A, class B, and class C warrants and there may not be any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, securityholders may find it difficult to sell their shares or warrants. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for our common stock or warrants. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock or warrants. Our present management has no intention of seeking a market maker for our common stock at any time prior to the reconfirmation offer to be conducted prior to the closing of a business combination. Our officers, after the closing of a business combination, may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management in control of the entity after a business combination is reconfirmed by our stockholders.

Method of subscribing


     Persons may subscribe for units by filling in and signing the subscription agreement and delivering it to us prior to the expiration date. Subscribers must pay $0.02 per unit in cash or by check, bank draft or postal express money order payable in United States dollars to "Chittenden Bank, as escrow agent for Blue Thunder Corp." You may not pay in cash. This is a self-underwritten offering made on an , all or none basis. Thus, unless all 2,000,000 units are sold, none will be sold.


     Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the units. These purchases may be made in order to close this "all or none" offering. Units purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration date


     The offering will end the earlier of the receipt of subscriptions for 2,000,000 units or 90 days from the effective date of the prospectus.

                                LEGAL PROCEEDINGS

     We not a party to or aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Sheila Corvino Esq., Dorset, Vermont, is passing upon the validity of the shares of common stock and the warrants constituting the units offered by the prospectus and the shares of common stock underlying the warrants.

                                     EXPERTS

     Our financial statements as of the period ended December 31, 2000, included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Thomas P. Monahan, independent certified public accountant, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.



                           FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, February 2, 2000, to March 31, 2001.

                          REPORT OF INDEPENDENT AUDITOR

To The Board of Directors and Shareholders of Blue Thunder Corp. (a development stage company)

     I have audited the accompanying balance sheet of Blue Thunder Corp. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 2, 2000, through December 31, 2000. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.8

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Thunder Corp. (a development stage company) as of December 31, 2000, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, February 2, 2000, through December 31, 2000 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Blue Thunder Corp. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate and acquire a business and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Blue Thunder Corp. (a development stage company) to continue as a going concern.



                                /s/Thomas Monahan
                               ----------------------------
                                 THOMAS MONAHAN
                               Certified Public Accountant


Paterson, New Jersey
February 16, 2001

                             BLUE THUNDER CORP.
                        (A development stage company)
                              BALANCE SHEET


                                                       December 31,   March 31,
                                                          2000         2001
                                                                    Unaudited
                                                     -----------    ----------


ASSETS

Current assets
Cash                                                  $   7,488      $  2,479
                                                         ------       -------
Total current assets                                      7,488         2,479




   Total                                              $   7,488      $  2,479
                                                      =========       =======



LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities                                             $    -0-      $   -0-

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value;
 5,000,000 shares authorized;
 -0- shares issued and outstanding

Common stock, $.001 par value; 50,000,000 shares authorized; At December 31, 2000 and March 31, 2001 there are 2,550,000
and 2,550,000 shares outstanding respectively         $  2,550        $  2,550

Additional paid-in capital                              22,950          22,950

Deficit accumulated during the
development stage                                      (18,012)        (23,021)
                                                     ---------          -------
   Total stockholders equity                         $   7,488           2,479
                                                     ---------          ------
   TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY                           $   7,488        $  2,479
                                                     =========          ======


                    See notes to financial statements.

                              BLUE THUNDER CORP.
                      (A development stage company)
                         STATEMENT OF OPERATIONS


                                                       For the    For the period
                                  For the period three months from inception
                                  from inception, ended February 2, 2000
                                  February 2, 2000 March 31, to March 31,
                                   to December 31,      2001         2001
                                       2000         Unaudited       Unaudited
                                   ---------------   ------------ --------------
Income                                 $   0           $  -0-      $   -0-

Costs of goods sold                        0              -0-          -0-
                                        ------        ---------       ------

Gross profit                               0              -0-          -0-


Operations:
General and administrative              18,012          5,009         23,021
Depreciation and Amortization             -0-             -0-          -0-
                                        ------         ------         ------


Total costs                             18,012          5,009         23,021


Net profit (loss)                     $(18,012)       $(5,009)     $ (23,021)
                                       ========        =======       =======

PER SHARE AMOUNTS:
Net profit (loss) per common
 share outstanding - basic            $ (0.01)        $  (0.00)
                                       =======         =======


SHARES OF COMMON STOCK OUTSTANDING   2,550,000        2,550,000
                                     =========        =========




                    See notes to financial statements.

                             BLUE THUNDER CORP.
                        (A development stage company)
                             STATEMENT OF CASH FLOWS

                                                     For the     For the period
                                 For the period    three months  from inception
                                 from inception,      ended    February 2, 2000
                               February 2, 2000     March 31,    to March 31,
                                   to December 31,      2001         2001
                                       2000          Unaudited       Unaudited
                                   ---------------   ------------ --------------




CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                             $  (18,012)     $ (5,009)       $ (23,021)
Item not affecting cash
  flow from operations:
  Amortization                              -0-          -0-              -0-

                                        -------         ------         -------
   NET CASH USED IN OPERATING
   ACTIVITIES                           (18,012)       (5,009)         (23,021)


CASH USED IN INVESTING ACTIVITIES           -0-          -0-              -0-

CASH FLOWS FROM FINANCING ACTIVITY:
Sales of common stock                    25,500                         25,500
                                      ---------                        -------
TOTAL CASH FLOWS FROM FINANCING
  ACTIVITIES                             25,500                         25,500

Increase (decrease) in cash               7,488        (5,009)           2,479
Cash balance beginning of period           -0-          7,488              -0-
                                      ---------        ------         =========
CASH, end of period                    $  7,488       $ 2,479       $    2,479
                                      =========         =====          =======


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest                $     -         $  -           $    -
Cash paid for income taxes            $     -         $  -           $    -






                    See notes to financial statements.

                             BLUE THUNDER CORP.
                      (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                            Deficit
                                                                          accumulated
                                                              Additional    during
                  Preferred   Preferred    Common    Common    paid in    development
                    stock       stock       stock     stock    capital       stage         Total
                   (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-------------------------------------------------------------------------------------------------------


Sale of 2,550,000
shares of
common stock              0      $    0    2,550,000   $  2,550    $ 22,950               $ 25,500

Net profit (loss)                                                              $ (18,012)  (18,012)
- - ------------------------------------------------------------------------------------------------------
Balance
December 31, 2000        0      $    0    2,550,000   $  2,550    $ 22,950    $ (18,012)  $  7,488

Unaudited

Net loss                                                                        ( 5,009)   (5,009)
------------------------------------------------------------------------------------------------------
Balances
March 31, 2001          0      $    0    2,500,000   $  2,500    $ 22,500      $(23,021) $  2,479






                    See notes to financial statements.

                             BLUE THUNDER CORP.
                        (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
 FOR THE PERIOD FROM FEBRUARY 2, 2000 (INCEPTION) THROUGH DECEMBER 31, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Blue Thunder Corp. (the "Company"), was organized in Delaware on February 2, 2000 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for and acquire a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate and acquire a business and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at December 31, 2000 and the related statements of operations and cash flows and stockholders' equity for period from inception, February 2, 2000, to December 31, 2000.

     The unaudited financial statements presented consist of the balance sheet of the Company as at March 31, 2001 and the related statements of operations and cash flows and stockholders' equity for the three months ended March 31, 2001 and for the period from inception, February 2, 2000, to March 31, 2001.

Fiscal Year

   The fiscal year of the Company is the calendar year.

Deferred Offering Costs

     Deferred offering costs, incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended, are being charged to expense as incurred.

Organization Costs, Net

   Organization costs are being charged to expense as they occur.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At December 31, 2000 and March 31, 2001, the Company has a concentration of its credit risk by maintaining deposits in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

Unaudited financial information

     In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of March 31, 2001 and the results of its operations and its cash flows for the three months ended March 31, 2001. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.


NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, February 2, 2000, to March 29, 2000, the Company sold an aggregate of 2,550,000 shares of common stock to its president investor for an aggregate consideration of $25,500 or $0.01 per share.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financing, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at December 31, 2000 and March 31, 2001 there was -0- and -0- shares outstanding respectively.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419.
After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through December 31, 2000 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis free of charge.

Officer Salaries

     For the period from inception, February 2, 2000, to March 31, 2001, no officer has received any compensation for serving as such.

NOTE 7 - PROPOSED OFFERING

     The Company intends to prepare and file a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering, on a "best efforts all-or-none basis" will consist of 2,000,000 units at $.02 per unit or an aggregate offering price of $25,500. Each unit will consist of one share of common stock and three redeemable common stock purchase warrants. Each warrant is exercisable into one share of common stock for a period of two years from the effective date of a registration statement relating to the underlying shares of common stock, the "A" Warrant at $.20, the "B" Warrant at $.30, and the "C" Warrant at $3.00. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $.50 greater than the exercise price of any given warrant for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption.

No dealer, salesman or any other person
 has been authorized to give any
information or to make any representations
other than those contained in this
Prospectus, and, if given or made, such
information or
representations must not be relied on as        BLUE THUNDER CORP.
having been  authorized  by Blue Thunder
Corp.    This    Prospectus   does   not         2,000,000 Units
constitute   an   offer  to  sell  or  a
solicitation  of an offer to buy, by any
person in any  jurisdiction  in which it
is unlawful for such person to make such
offer  or   solicitation.   Neither  the
delivery  of  this  Prospectus  nor  any
offer,   solicitation   or   sale   made
hereunder, shall under any circumstances
create   an    implication    that   the
information herein is correct as of any time subsequent to the date of the Prospectus.


     Until ---------, 2001 (ninety days after the date funds and securities are released from the escrow account pursuant to Rule 419), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

       Escrow Fee                                             $     500
       Securities and Exchange Commission Registration Fee        1,858
       Legal Fees and Consulting Fees                            15,000
       Accounting Fees                                            5,000
       Printing and Engraving                                     1,000
       Blue Sky Qualification Fees and Expenses                   1,000
       Miscellaneous                                                342
       Transfer Agent Fee                                           800
                                                              ---------
       TOTAL                                                  $  25,500

 Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Blue Thunder Corp.(the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
          (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

          6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

          7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.


          8. "CORPORATION" DEFINED. For purpose of this action, references to the "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee , officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

       Escrow Fee                                          $     750.00
       Securities and Exchange Commission Registration Fee     1,900.00
       Legal Fees and Consulting Fees                         15,000.00*#
       Accounting Fees                                         5,000.00
       Printing and Engraving                                  1,000.00
       Blue Sky Qualification Fees and Expenses                1,000.00
       Transfer Agent Fee                                      1,000.00
       Miscellaneous                                             350.00
                                                              ---------
       TOTAL                                               $  26,000.00


          * A fee of $10,000 was paid to, Next Millennium Management ltd., a non-affiliated consultant, for assistance in structuring the offering and locating and interfacing with the attorney, auditor and stock transfer company and performing other administrative functions.

          # Additional legal fees and expenses (approximately $20,000) in connection with filing an amended post-effective registration statement in compliance with Rule 419 are anticipated if a merger candidate is found.

 Item 26.  Recent Sales of Unregistered Securities

     The registrant issued 2,550,000 shares of common stock on March 29, 2000 to its stockholders, for cash consideration of $.01 per share for an aggregate investment of $25,500. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. All investors represented that they (or in the case of corporate investors that their management) are sophisticated investors. We have issued no securities for services.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

     The purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 27.

3.1     Certificate of Incorporation*

3.2     By-Laws*

4.1     Specimen Certificate of Common Stock*

4.2     Form of Warrant*

4.3     Form of Warrant Agreement*



4.5     Executed Escrow Agreement with Chittenden Bank

4.6     Form of Subscription Agreement*



5.2     Opinion of Counsel*

23.1    Accountant's Consent to Use Opinion

23.2    Counsel's Consent to Use Opinion*

* Previously submitted as exhibits to registration statement on Form SB-2 filed with the Securities and Exchange Commission

Item 28.

UNDERTAKINGS

  The Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

          (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, May 23, 2001.


                                  BLUE THUNDER CORP.

                                  By: /s/Edward C. Reilly
                                      ------------------------
                                      Edward C. Reilly,
                                      President, Treasurer and a Director

    In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Edward C. Reilly

--------------------------                      Dated: May 23, 2001
Edward C. Reilly
President, Treasurer, Director


/s/Bridget Vasile

--------------------------                      Dated: May 23, 2001
Bridget Vasile
Secretary, Director